Exhibit 10.7

TO Pharmaceuticals USA LLC

77 Water Street

8th floor

New York, New York 10005

December 9, 2018

To

Tikun Olam Ltd.

183 Ibn Gvirol Street,

Tel Aviv, Israel

Attention: Mr. Tsachi Cohen, Director

Re: Amendment to the License Agreement

Reference is made in this letter agreement (the "Letter") to the License Agreement, dated as of April 13, 2017 (the "License Agreement"), by and between Tikun Olam Ltd., an Israeli corporation ("Licensor") and TO Pharmaceuticals USA LLC, a Delaware limited liability company (the "Licensee") (each a "Party" and together, the "Parties").

Each of the Parties hereby agrees to the following amendment of the License Agreement (the "First Amendment"):

1.	All terms used herein and not defined shall have the meaning ascribed to them in the License Agreement.

2.	The definition of “Pharmaceutical Product” in Exhibit A (Section 51) of the License Agreement is hereby deleted in its entirety and replaced with the following:

" “Pharmaceutical Product” shall mean, any cannabis-based product, compound or medicine which under the laws of the United States would be regulated and subject to approval and restrictions of the FDA or any successor thereto or replacement thereof in the same manner and degree and for specific indications as an approved or registered pharmaceutical product (“Pharmaceutical-Level Regulation”), whether or not prescribed or used for that specific indication, and whether used or sold pursuant to a prescription or over the counter; provided, however, that for purposes of this Agreement: (a) the following shall not be considered a “Pharmaceutical Product”: (i) cannabis plants (including flowers) in their natural form; (ii) food supplements containing cannabis as part of their ingredients, unless they are subject in the United States to Pharmaceutical-Level Regulation; (iii) cosmetic products containing cannabis as part of their ingredients, unless they are subject in the United States to Pharmaceutical-Level Regulation; and (iv) cannabis-based toothpastes, (b) cannabis-based extracts, oils and mixtures shall not be considered a “Pharmaceutical Product”, unless and to the extent such extracts, oils or mixtures are or were subject in the United States to Pharmaceutical-Level Regulation or have potency levels equal to or higher than an identical or substantially similar product which is subject in the United States to Pharmaceutical-Level Regulation, and (c) notwithstanding the foregoing, in the event that identical or substantially similar cannabis-based products can be sold in the United States as both a pharmaceutical product which is subject to Pharmaceutical-Level Regulation and as a medical or adult use cannabis product which is not subject to Pharmaceutical-Level Regulation, for purposes of this Agreement, the form of such cannabis-based product which is permitted to be sold without being subject to Pharmaceutical-Level Regulation shall not be considered a “Pharmaceutical Product”."

3.	Except for the provision which was amended in accordance with the terms of this First Amendment, the remainder of the terms and conditions of the License Agreement shall continue in full force and effect and shall apply, mutatis mutandis, to this First Amendment.

4.	Miscellaneous. This Letter may be executed in multiple counterparts which, taken together, shall constitute one and the same agreement. In the event of a conflict between the provisions of this Letter and the License Agreement, the provisions of this Letter shall prevail. This Letter may be amended only with the written consent of all of the parties hereto. This Letter shall be subject to Section 16.4 (Governing Law; Jurisdiction) and 16.5 (Dispute Resolution) as set forth in the License Agreement.

Please indicate your agreement with the above by signing and returning to us the enclosed copy of this Letter.

Sincerely,

TO Pharmaceuticals USA LLC
By: TO Pharmaceuticals LLC, Manager

By:	/s/ Bernard Sucher
	Name:	Bernard Sucher
	Title:	Manager

ACCEPTED AND AGREED AS OF
THE DATE FIRST WRITTEN ABOVE:

Tikun Olam Ltd.

By:	/s/ Tsachi Cohen
Tsachi Cohen
Director